Exhibit 99.2

KAYAK SOFTWARE CORPORATION

THIRD AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

1.	Purpose	1

2.	Definitions	1

3.	Term of the Plan	3

4.	Stock Subject to the Plan	3

5.	Administration	3

6.	Authorization and Eligibility of Grants	3

7.	Specific Terms of Awards	4

8.	Adjustment Provisions	6

9.	Settlement of Awards	8

10.	Reservation of Stock	9

11.	No Special Employment or Other Rights	9

12.	Nonexclusivity of the Plan	9

13.	Termination and Amendment of the Plan	9

14.	Notices and Other Communications	9

15.	Provisions Applicable to Award Recipients Resident in California	10

16.	Governing Law	10

KAYAK SOFTWARE CORPORATION

THIRD AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

1.                       Purpose

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2.                       Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Accelerate, Accelerated, and Acceleration, when used with respect to an Option, means that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

2.2. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.3. Award means any grant or sale pursuant to the Plan of Options, Restricted Stock or Stock Grants.

2.4. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.5. Board means the Company’s Board of Directors.

2.6. Cause means, with respect to a Participant, any one or more of the following: (i) failure or refusal to perform the Participant’s reasonably assigned duties to the Company; (ii) material breach of any employment agreement, any consulting or services agreement, any non-disclosure or non-competition agreement or any other agreement between the Optionee and the Company relating to the Participant’s employment or other association with the Company and its Affiliates; (iii) embezzlement, misappropriation of assets or property (tangible or intangible) of the Company; (iv) gross negligence, misconduct, neglect of duties, theft, dishonesty or fraud with respect to the Company, or breach of fiduciary duty to the Company; or (v) the indictment or conviction of a felony, or any crime involving moral turpitude, including a plea of guilty or nolo contendre. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment, consulting or services agreement that defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether the Participant has been terminated for Cause for purposes of the Plan. The determination of Cause shall be made by the Committee, in its sole discretion.

2.7. Change of Control means (a) any merger or consolidation of the Company with or into another person or entity, other than a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation will hold more than fifty percent (50%) of the capital stock or equity interests of the surviving corporation or the surviving entity, as the case may be, immediately after such merger or consolidation, (b) any sale, transfer or other disposition of all or substantially all the assets of the Company to one or more persons or entities in a single transaction or a series of related transactions or (c) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, other than (i) the Company or any of its Affiliates, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities.

2.8. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.9. Committee means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 hereof. For any period during which no such committee is in existence “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10. Company means Kayak Software Corporation, a corporation organized under the laws of the State of Delaware.

2.11. Disability means any physical incapacity or mental incompetence (i) as a result of which a Participant is unable to perform the essential functions of the Participant’s job or duties for an aggregate of ninety (90) days, whether or not consecutive, during any 180-day period and the Company determines in good faith that such incapacity or incompetence is likely to continue for at least the next thirty (30) days, and (ii) which cannot be reasonably accommodated by the Company without undue hardship. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment, consulting or services agreement which defines the term ““Disability” (or a similar term), such definition shall govern for purposes of determining whether the Participant suffers a Disability for purposes of the Plan. The determination of Disability shall be made by the Committee, in its sole discretion. The determination of Disability for purposes of the Plan shall not be construed to be an admission of disability for any other purpose.

2.12. Good Reason means (i) mutual written agreement by a Participant and the Board that Good Reason exists; (ii) a material violation by the Company of its employment, consulting or services agreement with the Participant that continues uncured for a period of thirty (30) days after notice thereof by the Participant; (iii) if such Participant is an executive officer of the Company, demotion of the Participant, without the Participant’s prior consent, to a position that does not include significant managerial responsibilities; (iv) reduction in the Participant’s base salary, other than in connection with, and substantially proportionate to, a general salary reduction program that applies to the Company’s similar class of officers or employees; or (v) a relocation of the Company that requires the Participant to commute to an office that is more than sixty (60) miles away from the Participant’s then current place of employment. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment, consulting or services agreement that defines the term “Good Reason” (or a similar term), such definition shall govern for purposes of determining whether the Participant has been terminated for Good Reason for purposes of the Plan. The determination of Good Reason shall be made by the Committee, in its sole discretion.

2.13. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a) hereof.

2.14. Incentive Option means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15. Market Value means the value of a share of Stock on any date as determined by the Committee.

2.16. Nonstatutory Option means any Option that is not an Incentive Option.

2.17. Option means an option to purchase shares of Stock.

2.18. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.19. Participant means any holder of an outstanding Award under the Plan.

2.20. Plan means this Second Amended and Restated 2005 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.21. Restricted Stock means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.22. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.23. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.24. Stock means common stock, par value $0.001 per share, of the Company and such other securities as may be substituted for Stock pursuant to Section 8 hereof.

2.25. Stock Grant means the grant of shares of Stock not subject to restrictions or other forfeiture conditions.

2.26. Stockholders Agreement means that certain Stock Restriction and Co-Sale Agreement, dated as of March 2, 2004, by and among the Company and the other parties thereto (as may be amended and/or modified and in effect from time to time) or any successor or similar agreement by and among the holders of at least a majority of the outstanding voting securities of the Company and setting forth, among other provisions, restrictions upon the transfer of shares of Stock or on the exercise of rights appurtenant thereto (including but not limited to voting rights).

2.27. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.                       Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.                       Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, including, without limitation, the number of shares of Stock issued pursuant to Incentive Options, exceed the number which a number of shares equal 12,000,000 minus the Outstanding 2004 Amount; subject, however, to the provisions of Section 8 hereof. For purposes of applying the foregoing limitation, if (a) any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient or repurchased by the Company, the shares not purchased by the Optionee, forfeited by the recipient or repurchased by the Company shall again be available for Awards to be granted under the Plan, and (b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares of Stock issued upon such exercise (i.e., the number of shares of Stock issued by the Company minus the number of shares of Stock delivered by the Optionee in payment of the exercise price) shall be considered to have been issued pursuant to such Option. “Outstanding 2004 Amount” means at any time a number of shares of Stock equal to the sum of (i) the aggregate number, as of such time, of unpurchased shares of Stock underlying all options previously granted and outstanding as of such time under the Company’s 2004 Stock Incentive Plan, (ii) the aggregate number of shares of Stock previously issued in respect of any exercise of options previously granted under under the Company’s 2004 Stock Incentive Plan, whether or not such shares of Stock are outstanding as of such time, and (iii) the aggregate number, as of such time, of shares of Stock which were issued as Awards of Restricted Stock under the Company’s 2004 Stock Incentive Plan excluding any such shares of Stock which have been forfeited by the recipient or repurchased by the Company pursuant to the terms of such Award. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.                       Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.                       Authorization and Eligibility of Grants

6.1. Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Stock covered by Options or other Awards granted to any one person in any one calendar year exceed twenty-five percent (25%) of the aggregate number of shares of Stock subject to the Plan.

6.2. General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

6.3. Non-Transferability of Awards. Except as otherwise provided in this Section 6.3, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

7.                       Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than one hundred percent (100%) of the Market Value of Stock on the Grant Date, or not less than one hundred ten percent (110%) of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section 7.1(c).

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of the Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to the Acceleration.

(e) Termination of Association with the Company. Unless the Committee shall provide otherwise with respect to any Option, if the Optionee’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Optionee’s employer ceasing to be an Affiliate, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14 hereof, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of an Incentive Option or on or after the grant of a Nonstatutory Option (and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company), by delivery to the Company of:

(a) shares of Stock having a Market Value equal to the exercise price of the shares to be purchased, or

(b) the Optionee’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved.

If the Stock becomes traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

(g) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit.” The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Stock that would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(h) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(i) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

7.2. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE KAYAK SOFTWARE CORPORATION SECOND AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND KAYAK SOFTWARE CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF KAYAK SOFTWARE CORPORATION.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may, but need not be, the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4 hereof.

(f) Termination of Association with the Company. Unless the Committee shall provide otherwise for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant’s employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.4. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit set forth in Section 4 hereof.

8.                       Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of November 10, 2004. Subject to Section 8.2 hereof, if subsequent to such date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (a) the maximum numbers and kinds of shares provided in Section 4 hereof, (b) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (c) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (d) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Treatment Upon Change of Control. Subject to any provisions of then outstanding Awards granting greater rights to the holders thereof, in the event of a Change of Control:

(a) (i) fifty percent (50%) of the then unvested portion of all Options held by an Optionee and outstanding as of the date such Change in Control is determined to have occurred shall Accelerate as of such date and (ii) the remaining outstanding Options held by such Optionee to the extent not exercisable and vested shall Accelerate (A) upon such Optionee’s employment or other association with the Company and its Affiliates being terminated by the Company without Cause or by such Optionee for Good Reason or upon such Optionee’s position, duties, authority or responsibilities, taken as a whole and other than on an isolated, temporary basis, being materially diminished, in either case within one year after the date such Change of Control is determined to have occurred, or (B) upon the date such Change in Control is determined to have occurred if such termination or dimunition occurs within sixty (60) days prior to the date on which such Change of Control is determined to have occurred and such Optionee reasonably demonstrates that such termination or dimunition was at the request of a third party that took actions to effect the Change of Control or otherwise arose in connection with or anticipation of such Change of Control;

(b) (i) with respect to all Awards of Restricted Stock still then subject to a Risk of Forfeiture held by a Participant and outstanding as of the date of such Change in Control, the Risk of Forfeiture applicable to fifty percent (50%) of such Awards of Restricted Stock shall lapse, and the Stock relating to such Awards shall become free of all restrictions and become fully vested and transferable, as of the date such Change in Control is determined to have occurred, and (ii) the Risk of Forfeiture applicable to the remaining Awards of Restricted Stock held by such Participant shall lapse, and the Stock relating to such Awards shall become fully vested and transferable, (A) upon such Participant’s employment or other association with the Company and its Affiliates being terminated by the Company without Cause or by such Participant for Good Reason or upon such Participant’s position, duties, authority or responsibilities, taken as a whole and other than on an isolated, temporary basis, being materially diminished, in either case within one year after the date such Change of Control is determined to have occurred, or (B) upon the date such Change in Control is determined to have occurred if such termination or dimunition occurs within sixty (60) days prior to the date on which such Change of Control is determined to have occurred and such Participant reasonably demonstrates that such termination or dimunition was at the request of a third party that took actions to effect the Change of Control or otherwise arose in connection with or anticipation of the Change of Control;

(c) (i) all outstanding repurchase rights of the Company with respect to fifty percent (50%) of all outstanding Awards held by a Participant and outstanding as of the date of such Change in Control shall terminate as of the date such Change in Control is determined to have occurred, and (ii) all outstanding repurchase rights of the Company with respect to the remaining outstanding Awards held by such Participant shall terminate (A) upon such Participant’s employment or other association with the Company and its Affiliates being terminated by the Company without Cause or by the Participant for Good Reason or upon such Participant’s position, duties, authority or responsibilities, taken as a whole and other than on an isolated, temporary basis, being materially diminished, in either case within one year after the date such Change of Control is determined to have occurred, or (B) upon the date such Change in Control is determined to have occurred if such termination or dimunition occurs within sixty (60) days prior to the date on which the Change of Control is determined to have occurred and such Participant reasonably demonstrates that such termination or dimunition was at the request of a third party that took actions to effect the Change of Control or otherwise arose in connection with or anticipation of the Change of Control; and

(d) (i) Outstanding Awards shall be subject to any agreement of merger or reorganization that effects such Change in Control, which agreement may provide for any of the following:

(A) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(B) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(C) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

(D) settlement of each share of Stock subject to an outstanding Award for the Change in Control Price (as defined below) (less, to the extent applicable, the per share exercise price) or, to the extent applicable, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.

(ii) In the absence of any agreement of merger or reorganization effecting such Change in Control, each share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price).

As used herein, “Change in Control Price” means the highest of (a) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the principal securities exchange or market on which such shares are listed during the 60-day period prior to and including the date of a Change in Control, (b) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Stock paid in such tender or exchange offer, and (c) the Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by Sections 8.1, 8.2 or 8.3 hereof, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price that is less than the par value of the Stock.

9.                       Settlement of Awards

9.1. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (a) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (b) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended, or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.2. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the certificate of incorporation and by-laws of the Company. Whenever Stock is to be issued pursuant to an Award, if the Committee so directs at or after grant, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Stockholders Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Stockholders Agreement, the provisions of the Stockholders Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.3. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended, or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Stock during the one hundred eighty (180) day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 9.4, if in connection with any underwritten public offering of securities of the Company the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of shares of Stock acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.5. Placement of Legends; Stop Orders; etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 hereof in addition to any other applicable restriction under the Plan, the terms of the Award and, if applicable, under the Stockholders Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange or market upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.6. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.                Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.                No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or by-laws of the Company, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

12.                Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.                Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

14.                Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (a) if to the recipient of an Award, at his or her residence address last filed with the Company and (b) if to the Company, at its principal place of business, addressed to the attention of its Treasurer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, when received by the addressee; and (c) in the case of facsimile transmission, when confirmed by facsimile machine report.

15.                Provisions Applicable to Award Recipients Resident in California

Until such time as the Company’s Stock has been effectively registered under the Securities Act of 1933, as amended, and if required by any applicable law, the following additional terms shall apply to Awards, and Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a “California Recipient”).

15.1. In the event of an Option that is:

(a) granted to a California Recipient who, as of the Grant Date, owns securities possessing more than ten percent (10%) of the total combining voting power to vote for the election of directors of the Company (a “CA Ten Percent Owner”), the price at which shares of Stock may be acquired under such Option shall not be less than one hundred ten percent (110%) of the “fair value” (determined consistent with Section 260.140.50 of the California Code of Regulations) of the Stock on the Grant Date; and

(b) granted to any other California Recipient, the price at which shares of Stock may be acquired under such Option shall not be less than eighty five percent (85%) of the “fair value” (similarly determined) of the Stock on the Grant Date.

15.2. In the event that an Award of Restricted Stock is granted to a California Recipient, the price at which shares of Stock may be acquired under such Award shall not be less than eighty five percent (85%) of the Market Value of the Stock on the date such award is granted, or, in the case of a Ten Percent Owner, the price shall not be less than one hundred percent (100%) of the Market Value of the Stock on the date such Award is granted. Stock Grants shall not be available to California Recipients.

15.3. If an Option is issued to any California Recipient who is not an officer, director, manager or consultant of the Company, such Option shall become exercisable at the rate of at least twenty percent (20%) per year over five years from the Grant Date. If an Award of Restricted Stock is issued to any California Recipient who is not an officer, director, manager or consultant of the Company, any repurchase option in favor of the Company shall lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of the Award, shall be exercisable for at most ninety (90) days following termination of employment (or if the Award is issued after termination of employment, following the date of issuance) and shall be exercisable (at a repurchase price that is (a) not less than the fair market value of the Restricted Stock on the date of such termination or (b) at least the original purchase price) solely for cash or cancellation of purchase money indebtedness.

15.4. No Option issued to any California Recipient shall be transferable other than by gift to an immediate family member as that term is defined under applicable California securities law (or by will or the laws of descent and distribution). No other right to acquire Stock pursuant to an Award granted a California Recipient shall be transferable other than by will or the laws of descent and distribution.

15.5. The following limitations shall apply to the early expiration of Options granted California Recipients on account of termination of employment (unless employment is terminated for cause as defined by applicable law):

(a) Subject to Section 15.5(b) below, in the event the employment or other association with the Company and its Affiliates of an Optionee who is a California Recipient is terminated, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least thirty (30) days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

(b) In the event that the employment or association with the Company and its Affiliates of an Optionee who is a California Recipient is terminated as a result of death or disability, such California Recipient shall have at least six (6) months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

15.6. The Company shall provide financial statements at least annually to each California Recipient during the period he or she holds any Award under the Plan, or any Stock acquired pursuant to an Award granted under the Plan. The Company shall not be required to provide such information if the issuance of Awards under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information. All information provided to California Recipients under the Plan shall be confidential information of the Company and may not be used or disclosed by any California Recipient, unless and until such information is made publicly available by the Company. The Company may require any California Recipient to acknowledge in writing the foregoing obligations.

15.7. The Plan must be approved by the holders of a majority of the outstanding securities entitled to vote within twelve (12) months before or after the date the Plan is adopted by the Company.

16.                Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws principles thereof.

KAYAK SOFTWARE CORPORATION

FIRST AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 5,364,496 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held January 31 2008, and the stockholders of the Company, by written consent dated as of April 15, 2008 approved and authorized this First Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “5,364,496” is hereby deleted and replaced with the number “5,614,496.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this First Amendment.

KAYAK SOFTWARE CORPORATION

SECOND AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 5,614,496 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held January 31 2008, and the stockholders of the Company, by written consent dated as of April 15, 2008 approved and authorized this First Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “5,614,496” is hereby deleted and replaced with the number “6,614,496.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this First Amendment.

KAYAK SOFTWARE CORPORATION

THIRD AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 6,614,496 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held August 27, 2008, and the stockholders of the Company, by written consent dated as of October 16, 2008 approved and authorized this Third Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “6,614,496” is hereby deleted and replaced with the number “7,814,496.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Third Amendment.

KAYAK SOFTWARE CORPORATION

FOURTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 7,814,496 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held July 22, 2009, and the stockholders of the Company, by written consent dated as of October 30, 2009 approved and authorized this Fourth Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “7,814,496” is hereby deleted and replaced with the number “8,214,496.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Fourth Amendment.

KAYAK SOFTWARE CORPORATION

FIFTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 8,214,496 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held on December 9, 2009, and the stockholders of the Company, by written consent dated as of February 11, 2010 approved and authorized this Fifth Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “8,214,496” is hereby deleted and replaced with the number “10,000,000.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Fifth Amendment.

KAYAK SOFTWARE CORPORATION

SIXTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 10,000,000 shares of Common Stock, par value $0.001 per share, of Kayak Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held on September 17, 2010, 2010, and the stockholders of the Company, by written consent dated as of October 1, 2010 approved and authorized this Sixth Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “10,000,000” is hereby deleted and replaced with the number “12,000,000.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Sixth Amendment.

KAYAK SOFTWARE CORPORATION

SEVENTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 12,000,000 shares of Common Stock, par value $0.001 per share, of KAYAK Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held on February 7, 2012, and the stockholders of the Company, by written consent dated as of February 10, 2012 approved and authorized this Seventh Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

In Section 4 of the Plan, the number “12,000,000” is hereby deleted and replaced with the number “13,000,000.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Seventh Amendment.

KAYAK SOFTWARE CORPORATION

EIGHTH AMENDMENT

TO THE

2005 THIRD AMENDED AND RESTATED EQUITY INCENTIVE PLAN

WHEREAS, up to 13,000,000 shares of Common Stock, par value $0.001 per share, of KAYAK Software Corporation, a Delaware corporation (the “Company”), are currently reserved under the Company’s 2005 Third Amended and Restated Equity Incentive Plan, as amended (the “Plan”); and

WHEREAS, the Board of Directors of the Company, at a meeting held on May 3, 2012, and the stockholders of the Company, by written consent dated as of May 7, 2012 approved and authorized this Eighth Amendment to the Plan, pursuant to which the number of shares reserved under the Plan shall be increased as set forth herein.

NOW THEREFORE, the Plan is hereby amended and restated as follows:

Section 4 of the Plan, is hereby amended by deleting it in its entirety and replacing it with the following:

“4.           Stock Subject to the Plan

At no time shall the number of shares of Stock issued pursuant to or subject to outstanding Awards granted under the Plan, including, without limitation, the number of shares of Stock issued pursuant to Incentive Options, exceed the number which equals 13,431,815 shares minus the Outstanding 2004 Amount; subject, however, to the provisions of Section 8 hereof; and provided that from and after the Effective Date of the 2012 Equity Incentive Plan (as such term is defined therein), no additional Awards shall be made under the Plan. For purposes of applying the foregoing numeric limitation, if prior to the Effective Date of the 2012 Equity Incentive Plan (as such term is defined therein) (a) any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient or repurchased by the Company, the shares not purchased by the Optionee, forfeited by the recipient or repurchased by the Company shall again be available for Awards to be granted under the Plan, and (b) if any Option is exercised by delivering previously owned shares of Stock in payment of the exercise price therefor, only the net number of shares of Stock issued upon such exercise (i.e., the number of shares of Stock issued by the Company minus the number of shares of Stock delivered by the Optionee in payment of the exercise price) shall be considered to have been issued pursuant to such Option. “Outstanding 2004 Amount” means at any time a number of shares of Stock equal to the sum of (i) the aggregate number, as of such time, of unpurchased shares of Stock underlying all options previously granted and outstanding as of such time under the Company’s 2004 Stock Incentive Plan, (ii) the aggregate number of shares of Stock previously issued in respect of any exercise of options previously granted under the Company’s 2004 Stock Incentive Plan, whether or not such shares of Stock are outstanding as of such time, and (iii) the aggregate number, as of such time, of shares of Stock which were issued as Awards of Restricted Stock under the Company’s 2004 Stock Incentive Plan excluding any such shares of Stock which have been forfeited by the recipient or repurchased by the Company pursuant to the terms of such Award. Shares of Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.”

Except as expressly set forth above, all of the terms and provisions of the Plan shall remain in full force and effect and all references to the Plan shall hereinafter be deemed to be references to the Plan as amended by this Eighth Amendment.